Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Garden Stage Limited on Amendment No.1 to Form F-3 (File No. 333-283618) of our report dated June 30, 2023, with respect to our audit of the consolidated financial statements of Garden Stage Limited as of March 31, 2023 and for the year ended March 31, 2023, appearing in the Annual Report on Form 20-F of Garden Stage Limited for the year ended March 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We were dismissed as auditors on January 26, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP
New York, New York
February 18, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com